740269_5.DOC HEARTLAND FINANCIAL USA, INC. 2020 LONG-TERM INCENTIVE PLAN 2023 TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT The Participant specified below is hereby granted a restricted stock unit award by HEARTLAND FINANCIAL USA, INC. (the “Company”), under the HEARTLAND FINANCIAL USA, INC. 2020 LONG-TERM INCENTIVE PLAN (as amended and restated, the “Plan”). The restricted stock units awarded by this Award Agreement (this “Agreement”) shall be subject to the terms of the Plan and the terms set forth in this Agreement. All capitalized terms used in this Agreement and not otherwise defined have the meaning assigned to them in the Plan. Section 1. Award. The Company hereby grants to the Participant an award of restricted stock units (each such unit, an “RSU”), where each RSU represents the right of the Participant to receive one share of Company stock (“Share”) in the future, subject to the terms of this Agreement and the Plan. For purposes of this Agreement: The “Participant” is: %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-% The “Grant Date” is: %%OPTION_DATE%-% The number of RSUs is: %%TOTAL_SHARES_GRANTED,'999,999,999'%-% Section 2. Vesting of RSU. (a) The RSUs shall vest with respect to one-third (1/3) of the RSUs (rounded down to the nearest whole number and fully vested on the third vesting date) on March 21 of each of the three years following the year of the grant on which the RSU shall vest pursuant to this Section 2 being hereafter referred to as the “Vesting Date”); provided that the Participant’s Termination of Service has not occurred prior to the Vesting Date. A “Termination of Service” shall mean the Participant’s cessation of employment with the Company. The price at which the RSUs shall vest is the fair market value of Company stock at closing on the business day prior to the Vesting Date. (b) Notwithstanding the foregoing provisions of this Section 2, the RSUs shall become fully vested immediately upon (i) the Participant’s Disability, or (ii) the Participant’s death. (c) Notwithstanding the foregoing provisions of this Section 2, if the Participant’s Termination of Service occurs due to a Qualifying Retirement, all RSUs shall become vested as of the date of such Termination of Service due to Qualifying Retirement. For such purposes, a “Qualifying Retirement” means a voluntary Termination of Services by the Participant on or after the date the Participant reaches the age of 62, and provided that (A) the Participant has provided at least five (5) years of full-time equivalent services to the Company or a Subsidiary through the date of such Termination of Services; (B) the Participant covenants that the Participant shall not engage in any full-time employment with any entity thereafter (although Participant shall be entitled to engage in part-time employment, including services as a member of a board of directors or similar body, with an entity that does not compete with the Company or any Subsidiary) unless such employment has been approved in writing by the Chair of the Committee; (C) the Participant executes a general release and waiver of claims against the Company at the time of such Termination of Services; and (D) the Participant executes a confidentiality, non- solicitation, and non-competition agreement with the Company at the time of such Termination of Service. Consistent with Section 5.2 of the Plan, any question regarding whether a voluntary Termination of

740269_5.DOC 2 Service constitutes a Qualifying Retirement shall be determined by the Committee and the decision of the Committee shall be final and binding upon the Participant. (d) Immediately upon a Change in Control, if the obligations under this Agreement are not assumed by the Company or its successor in such Change in Control, all RSUs that have not been previously forfeited shall become vested. Otherwise, if the obligations under this Agreement are assumed by the Company or its successor in such Change in Control, and if a Participant’s employment by the Company or Bank or successor of the Company or Bank shall become subject to a Termination of Service within the period beginning six months prior to a Change in Control and ending 24 months after a Change in Control, all RSUs then held by the Part icipant shall become vested upon the later to occur of the Termination of Service or Change in Control. The foregoing provisions are subject to any forfeiture and expiration provisions otherwise applicable to the RSUs. (e) Except as set forth in Section 2(b), Section 2(c) and Section 2(d) above, upon the Participant’s Termination of Service, Participant shall forfeit all RSUs that have not vested as of such Termination of Service and Participant shall have no further rights under this Agreement. Section 3. Precondition of Award. No Award of RSUs to a Participant will be effective unless Participant executes the Nonsolicitation Agreement attached as Exhibit A. Section 4. Settlement of RSUs. Delivery of Shares or other amounts under this Agreement and the Plan shall be subject to the following: (a) Delivery of Shares. The Company shall deliver to the Participant one Share free and clear of any restrictions in settlement of each of the vested and unrestricted RSUs within 30 days after such RSU becomes vested. Only whole Shares shall be issued, with any fractional RSUs rounded down to the nearest whole Share. (b) Compliance with Applicable Laws. Notwithstanding any other term of this Agreement or the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under this Agreement or the Plan unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity. (c) Certificates Not Required. To the extent that this Agreement and the Plan provide for the issuance of Shares, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity. Section 5. Withholding. All deliveries of Shares pursuant to this Award shall be subject to withholding of all applicable taxes. The Company shall have the right to require the Participant (or if applicable, permitted assigns, heirs and Designated Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery date of any Shares in connection with this Agreement. Except as may be provided otherwise by the Committee, such withholding obligations may be satisfied at the election of the Participant (a) through debit of a deposit account held by the Participant at a Heartland affiliated bank, or (b) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (b) may not be used to satisfy more than the Company’s minimum statutory withholding obligation. Section 6. Non-Transferability of RSUs. No RSU granted pursuant to this Agreement is transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. Except as provided in the immediately preceding sentence, this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant in any way whether by operation

740269_5.DOC 3 of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of this Agreement contrary to the provisions hereof, or the levy of any attachment or similar process upon this Agreement or the RSUs it represents, shall be null and void and without effect. Section 7. Stockholder Rights. Any dividends or other distributions declared payable on the Company’s Shares on or after the grant date of the RSUs until the RSUs vest or forfeit shall be credited notionally to the Participant in an amount equal to such declared dividends or other distributions on an equivalent number of the Shares of the Company (“Dividend Equivalents”). Dividend Equivalents so credited shall be paid if, and only to the extent that, the RSUs to which they relate vest, as provided under the terms of the Plan and this Agreement. Dividend Equivalents credited in respect to RSUs that are forfeited under the terms of the Plan and this Agreement are correspondingly forfeited. No interest or other earnings shall be credited on Dividend Equivalents. Vested Dividend Equivalents shall be paid in cash at the same time as the RSUs to which they relate vest and are converted into Shares. Other than as explicitly set forth above, the Participant shall not have any other rights of a Stockholder with respect to the RSUs, including but not limited to, voting rights, prior to the settlement of the RSUs pursuant to Section 4(a) above and issuance of Shares as provided herein. Section 8. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring all or substantially all of the Company’s assets or business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been settled or distributed at the time of the Participant’s death and have not been designated to pass to a certain beneficiary, such rights shall be provided to the legal representative of the estate of the Participant. Section 9. Administration. The authority to manage and control the operation and administration of this Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Agreement or the Plan shall be final and binding on all persons. Section 10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Human Resources Department of the Company. This Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any term of this Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Agreement, the corporate records of the Company shall control. Section 11. Not an Employment Contract. Neither the RSUs granted under this Agreement nor this Agreement shall confer upon the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time. Section 12. Amendment. Without limitation of Section 15 and Section 16 below, this Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended in writing by the Participant and the Company without the consent of any other person. Section 13. Governing Law. This Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws, except as superseded by applicable federal law.

740269_5.DOC 4 Section 14. Validity. If any provision of this Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein. Section 15. Section 409A Amendment. This Agreement is intended to be exempt from Code Section 409A and this Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee. Section 16. Clawback. This Agreement, the RSUs and any Shares received under this Agreement, and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant, whether adopted prior to or following the date of this Agreement, and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action. * * * * *

740269_5.DOC 5 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Agreement, all as of the Grant Date. This Agreement and any amendments or supplements hereto may be executed in counterparts, each of which shall constitute an original, but taken together shall constitute a single contract. Signature may be in electronic format, including by electronic acknowledgement. EMPLOYEE By: %%FIRST_NAME_LAST_NAME%-% Via Electronic Acknowledgment HEARTLAND FINANCIAL USA, INC. By: Bruce K. Lee President and CEO